SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2002

U.S. WIRELESS DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22848
(Commission File Number)

84-1178691
(I.R.S. Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of principal executive
offices including zip code)

(212) 750-7766
     (Registrant's telephone number,
including area code)

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On August 15, 2002, we publicly disseminated a press release announcing that we had hired Mr. Adi Raviv to serve as our Executive Vice President and Chief Financial Officer. Charles Leone who was acting as our interim Chief Financial Officer, will continue to act as our Executive Vice President, Chief Administration Officer and Secretary. Prior to joining us, from 2001 to present, Mr. Raviv was acting as the trustee for the THCG Liquidating Trust. From 1999 to 2001, he was employed as the Co-Chairman and Chief Financial Officer (formerly also co-Chief Executive Officer) of THCG, Inc., a merchant banking and consulting firm focused on technology companies, that was traded on the NASDAQ market. Mr. Raviv also spent over 14 years in investment banking since attaining an MBA with honors from Columbia University’s Graduate School of Business. Mr. Raviv worked at Lehman Brothers from 1987 to 1993 and then served as the head of Global Investment Banking at Oscar Gruss & Son Incorporated from 1994 to 1996. From 1996 to 2001, Mr. Raviv was a Managing Director of Tower Hill Securities, Inc. and its predecessor firms.

A copy of this press release of the Registrant is included herein as Exhibit 99.1. This press release is incorporated by reference into this Item 5 and the foregoing description of the press release is qualified in its entirety by reference to this exhibit.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

99.1	Press Release dated August 15, 2002, announcing that Registrant had hired Mr. Adi Raviv to serve as Executive Vice President and Chief Financial Officer of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                             U.S. WIRELESS DATA, INC.

Dated         August 15, 2002                                   By: /s/ Dean M. Leavitt
                                                                                  Name: Dean M. Leavitt
                                                                                  Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number                                                         Description

99.1	Press Release dated August 15, 2002, announcing that the Registrant had hired Mr. Adi Raviv to serve as Executive Vice President and Chief Financial Officer of the Registrant.